Exhibit 99.1

Nutanix Reports Third Quarter Fiscal 2020 Financial Results

-- Increased Remote Work and Demand for “Zero Touch” IT Drove 18% YoY TCV Revenue Growth

-- Delivered 84% of Billings from Subscription During Continued Transition to Subscription Business Model with 340 Basis Point YoY Improvement in Gross Margins

-- Proactive Operating Expense Management Aided Bottom-Line Results

SAN JOSE, Calif.--(BUSINESS WIRE)--May 27, 2020--Nutanix, Inc. (NASDAQ: NTNX), a leader in enterprise cloud computing, today announced financial results for the third quarter of fiscal 2020 ended April 30, 2020.

Q3 Fiscal 2020 Financial Highlights

  Revenue: $318.3 million, up 11% year-over-year from $287.6 million in the third quarter of fiscal 20191
  Billings: $383.5 million, up 11% year-over-year from $346.0 million in the third quarter of fiscal 20191
  Software and Support (TCV)2 Revenue: $314.5 million, up 18% year-over-year from $265.8 million in the third quarter of fiscal 2019
  Software and Support (TCV)2 Billings: $379.7 million, up 17% year-over-year from $324.2 million in the third quarter of fiscal 2019
  Gross Margin: GAAP gross margin of 77.3%, up from 73.9% in the third quarter of fiscal 2019; Non-GAAP gross margin of 80.7%, up from 77.1% in the third quarter of fiscal 2019
  Net Loss: GAAP net loss of $240.7 million, compared to a GAAP net loss of $209.8 million in the third quarter of fiscal 2019; Non-GAAP net loss of $135.2 million, compared to a non-GAAP net loss of $103.0 million in the third quarter of fiscal 2019
  Net Loss Per Share: GAAP net loss per share of $1.23, compared to a GAAP net loss per share of $1.15 in the third quarter of fiscal 2019; Non-GAAP net loss per share of $0.69, compared to a non-GAAP net loss per share of $0.56 in the third quarter of fiscal 2019
  Cash and Short-term Investments: $732.1 million, down from $940.8 million in the third quarter of fiscal 2019
  Deferred Revenue: $1.12 billion, up 34% from the third quarter of fiscal 2019
  Operating Cash Flow: Use of $84.9 million, compared to use of $36.5 million in the third quarter of fiscal 2019
  Free Cash Flow: Use of $117.5 million, compared to use of $58.9 million in the third quarter of fiscal 2019

Reconciliations between GAAP and non-GAAP financial measures and key performance measures are provided in the tables of this press release.

“We are pleased to have delivered a solid quarter, particularly in light of the global uncertainty caused by the COVID-19 pandemic,” said Dheeraj Pandey, Chairman, Co-Founder and CEO of Nutanix. “We are delighted to be in a position to support our customers with mission-critical solutions as they navigate the rapidly changing landscape of the future of work. Our near-term focus is on thoughtful cash and expense management, while proactively preparing to emerge from this time with the ability to drive long-term growth and scale our business with the market.”

“By adapting quickly to a changing work environment, we were able to meet or exceed our anticipated third quarter results despite the challenging macroeconomic conditions,” said Duston Williams, CFO of Nutanix. “We have also taken proactive measures to manage our operating expenses, which will help meaningfully decrease our cash usage from here and enhance our financial flexibility going forward. While the duration and impact of the pandemic remain uncertain, we are confident that Nutanix is well-positioned to manage the business through this period and will emerge a stronger company with the help of our subscription transition.”

Recent Company Highlights

  Reached 84 Percent of Billings from Subscription: Nutanix continued its transition to a subscription-based business model, with subscription billings up 43% year-over-year to $321 million, representing 84% of total billings, and subscription revenue up 55% year-over-year to $261 million, representing 82% of total revenue.
  Expanded Customer Base: Nutanix ended the third quarter of fiscal 2020 with 16,580 end-customers. Third quarter customer wins included the following Global 2000 companies: Bausch Health Companies, Inchcape, LabCorp, Orient Securities Co., and more.
  Launched Nutanix FastTrack for VDI: To assist partners and customers urgently expanding remote workforces, Nutanix launched FastTrack for VDI, which includes pre-sized configurations for a range of user types designed to ship quickly, as well as remote services to enable rapid deployment of users, and incentives to enhance partner profitability.
  Partnered with Wipro to Announce Digital Database Services Powered by Nutanix Era: Thisjoint solutionfrom Wipro, powered by Nutanix, empowers customers to consolidate their database workloads onto a shared infrastructure to manage database sprawl. The offering provides better efficiency, agility, cost-effectiveness, and scalability by automating and simplifying database administration.
  Delivered Invisible Infrastructure for Big Data and Analytics: The Nutanix platform now includes new features for big data and analytics applications. The company released Nutanix Objects 2.0, including the ability to manage object data across multiple clusters for achieving massive scale, as well as formal Splunk SmartStore certification. The enhancements add to a cloud platform that is already optimized for big data, to deliver performance and increased scale, while also reducing cost by maximizing existing, unused resources.
  Recognized as a Gartner Peer Insights Customers’ Choice Vendor for Hyperconverged Infrastructure (HCI)3: Nutanix has been recognized as a Customers’ Choice Vendor for the second year in a row, with an average score of 4.7 out of 5. This recognition is based on customer feedback in the past year across multiple vendors in the hyperconverged infrastructure industry.
  Achieved FedRAMP Authorization for Xi Government Cloud: Nutanix Xi Government Cloud achieved the Federal Risk and Authorization Management Program (FedRAMP) Authorized designation at the Moderate security impact level. Xi Government Cloud includes Xi Frame, a multi-cloud Desktop as a Service (DaaS) platform, and Xi Beam, a hybrid cloud cost governance tool. This allows Nutanix to deliver new solutions to federal agencies that need to quickly and securely expand telework capabilities, while also managing the costs and governance of their cloud resources.
  Simplified Advanced Disaster Recovery: Nutanix announced several new capabilities to its HCI software and AHV hypervisor to protect business-critical applications. These include advanced automation for recovering applications and data, support for seamless multi-site DR, synchronous replication for AHV, and a near-zero data loss with near sync replication with an RPO of only about 20 seconds, the only HCI vendor to do so.
  Streamlined IT Operations with Automation: The company expanded integration with ServiceNow, as well as introduced new capabilities in Nutanix Calm, its automation and management solution for DevOps. As customers look to streamline their IT operations and costs during this difficult time, these new features will help customers to simplify and automate infrastructure, application, and cloud management even further.
  Announced Nutanix Worldwide Special Financial Assistance Program: Nutanix demonstrated support for its partners with extended payment terms to help them sustain business operations during the rapidly changing macroeconomic environment. Additionally, Nutanix increased investments in partner learning and development with free certification exams for partners through July 2020.
  Won Top Rated Product Award for AOS: Nutanix AOS was recognized by Trust Radius as a Top Rated Product in the Server Virtualization and Virtual Desktop Infrastructure category. Top Rated awards showcase top products based solely on user feedback and satisfaction scores.
  Partnered with Avid to Deliver First HCI Platform for Media and Entertainment: Nutanix hyperconverged infrastructure software was recently certified to run with Avid Media Composer video editing software and the Avid MediaCentral media collaboration platform. Nutanix is the first HCI-powered private cloud solution to be certified for Avid products, offering a fully integrated solution for any Avid environment with the hardware platform of choice, built-in hypervisor, and one-click management.
  Strengthened Board of Directors with Veteran Technology Leader: The company recently appointed industry veteran, Sohaib Abbasi, to its Board of Directors. The former Informatica CEO and Oracle executive brings deep technology and leadership experience to the Nutanix Board.

Fiscal 2020 Financial Outlook

Given the uncertainty created by the COVID-19 pandemic, and as previously announced on May 5, 2020, Nutanix has withdrawn its guidance for fiscal 2020, which was originally provided on February 26, 2020, as well as its business model targets for calendar 2021, which were presented during its Investor Day in March 2019. Nutanix plans to resume providing formal guidance when visibility improves.

Supplementary materials to this earnings release, including the company’s third quarter fiscal 2020 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

1Reflects total billings/revenue compression from the company’s ongoing transition to subscription and the significant reduction of hardware billings/revenue.

2TCV, or Total Contract Value, for any given period is defined as the total software and support revenue or total software and support billings, as applicable, during such period, which excludes revenue and billings associated with pass-through hardware sales during the period.

3Ratings and reviews current as of March 24, 2020. Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.

Webcast and Conference Call Information

Nutanix executives will discuss the company’s third quarter fiscal 2020 financial results on a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today. To listen to the call via telephone, dial 1-833-968-2186 in the United States or 1-825-312-2107 from outside the United States. The conference ID is 1473679. This call will be webcast live and available to all interested parties on our Investor Relations website atir.nutanix.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Nutanix Investor Relations website. A telephonic replay will be available for one week by calling 1-800-585-8367 or 1-416-621-4642, and entering the conference ID 1473679.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial and other key performance measures: billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, free cash flow, software and support revenue (or TCV revenue), subscription revenue, software and support billings (or TCV billings), subscription billings, and professional services billings. In computing these non-GAAP financial measures and key performance measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), impairment of operating lease-related assets, amortization of debt discount and issuance costs, other non-recurring transactions and the related tax impact, and the revenue and billings associated with pass-through hardware sales. Billings is a performance measure which we believe provides useful information to investors because it represents the amounts under binding purchase orders received by us during a given period that have been billed, and we calculate billings by adding the change in deferred revenue between the start and end of the period to total revenue recognized in the same period. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, and non-GAAP net loss per share are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. TCV revenue and TCV billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the true growth of our software business by excluding the amounts attributable to the pass-through hardware sales that we use to deliver our solutions. Subscription revenue, subscription billings, and professional services billings are performance measures that we believe provide useful information to our management and investors as they allow us to better track the growth of the subscription-based portion of our business, which is a critical part of our business plan. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Billings, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss, non-GAAP net loss per share, and free cash flow are not substitutes for total revenue, gross margin, operating expenses, net loss, net loss per share, or net cash (used in) provided by operating activities, respectively; subscription revenue, TCV revenue and TCV billings are not substitutes for total revenue; and subscription and professional services billings are not a substitute for subscription and professional services revenue. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of Revenue to Billings,” “Disaggregation of Revenue and Billings,” “Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings,” “Reconciliation of Software and Support Revenue (TCV Revenue) to Software and Support Billings (TCV Billings),” “Reconciliation of GAAP to Non-GAAP Profit Measures,” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, initiatives and objectives, including changes we have made or anticipate making in response to the COVID-19 pandemic, our ability to manage our business during the pandemic, and the position we anticipate being in following the pandemic; our ability to execute such plans, initiatives and objectives in a timely manner, and the benefits and impact of such plans, initiatives and objectives, including our ability to manage our expenses and decrease our cash usage in future periods; our customer needs and our response to those needs; the benefits and capabilities of our platform, products, services and technology; our plans and expectations regarding new products, services, product features and technology, including those that are still under development or in process; our plans and timing for, and the success and impact of, our transition to a subscription-based business model; our plans to provide financial guidance in the future; and the timing and potential impact of the COVID-19 pandemic on our business, operations and financial results, including the actions we have taken to manage operating expenses. These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, initiatives and objectives; the timing, breadth, and impact of the COVID-19 pandemic on our business, operations, and financial results, as well as the impact on our customers, partners, and end markets; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new products, services, product features or technology; delays or unexpected accelerations in the transition to a subscription-based business model; the rapid evolution of the markets in which we compete; our ability to achieve, sustain and/or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, which will slow revenue growth during such transition and make forecasting future performance more difficult, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; and other risks detailed in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2020, filed with the U.S. Securities and Exchange Commission, or the SEC, on March 5, 2020. Additional information will also be set forth in our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended April 30, 2020, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of the company’s website atir.nutanix.com and on the SEC's website atwww.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software and a pioneer in hyperconverged infrastructure solutions, making computing invisible anywhere. Organizations around the world use Nutanix software to leverage a single platform to manage any app at any location for their private, hybrid and multi-cloud environments. Learn more at www.nutanix.com or follow us on Twitter @nutanix.

© 2020 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or trademarks of Nutanix, Inc. in the United States and other countries. All other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	As of
	July 31, 2019	April 30, 2020
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$396,678	$262,331
Short-term investments	512,156	469,806
Accounts receivable, net	245,475	236,690
Deferred commissions—current	46,238	63,177
Prepaid expenses and other current assets	74,665	63,189
Total current assets	1,275,212	1,095,193
Property and equipment, net	136,962	149,688
Operating lease right-of-use assets	—	132,519
Deferred commissions—non-current	107,474	137,598
Intangible assets, net	66,773	53,738
Goodwill	185,180	185,260
Other assets—non-current	14,441	19,345
Total assets	$1,786,042	$1,773,341

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$74,047	$68,232
Accrued compensation and benefits	99,804	85,641
Accrued expenses and other current liabilities	28,797	21,829
Deferred revenue—current	396,667	503,311
Operating lease liabilities—current	—	34,371
Total current liabilities	599,315	713,384
Deferred revenue—non-current	513,377	618,749
Operating lease liabilities—non-current	—	123,470
Convertible senior notes, net	458,910	482,199
Other liabilities—non-current	27,547	19,578
Total liabilities	1,599,149	1,957,380
Stockholders’ equity (deficit):
Common stock	5	5
Additional paid-in capital	1,835,528	2,151,175
Accumulated other comprehensive income	669	1,625
Accumulated deficit	(1,649,309)	(2,336,844)
Total stockholders’ equity (deficit)	186,893	(184,039)
Total liabilities and stockholders’ equity (deficit)	$1,786,042	$1,773,341

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2019	2020	2019	2020
	(in thousands, except per share data)
Revenue:
Product	$184,794	$180,756	$646,072	$586,747
Support, entitlements and other services	102,830	137,517	290,195	393,061
Total revenue	287,624	318,273	936,267	979,808
Cost of revenue:
Product (1)(2)	29,528	15,990	114,755	57,899
Support, entitlements and other services (1)	45,549	56,304	120,410	161,819
Total cost of revenue	75,077	72,294	235,165	219,718
Gross profit	212,547	245,979	701,102	760,090
Operating expenses:
Sales and marketing (1)(2)	245,703	299,162	655,907	895,936
Research and development (1)	137,982	141,346	371,550	418,640
General and administrative (1)	33,040	35,644	89,167	103,083
Total operating expenses	416,725	476,152	1,116,624	1,417,659
Loss from operations	(204,178)	(230,173)	(415,522)	(657,569)
Other expense, net	(3,212)	(5,640)	(10,314)	(16,543)
Loss before provision for income taxes	(207,390)	(235,813)	(425,836)	(674,112)
Provision for income taxes	2,423	4,858	1,005	13,423
Net loss	$(209,813)	$(240,671)	$(426,841)	$(687,535)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(1.15)	$(1.23)	$(2.38)	$(3.56)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted	182,963	196,366	179,235	192,896
____________________________
(1) Includes the following stock-based compensation expense:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2019	2020	2019	2020
	(in thousands)
Product cost of revenue	$953	$1,367	$2,523	$3,937
Support, entitlements and other services cost of revenue	4,542	5,959	11,072	15,850
Sales and marketing	35,257	33,177	81,325	92,137
Research and development	42,265	39,462	107,953	113,484
General and administrative	11,815	12,131	30,449	33,729
Total stock-based compensation expense	$94,832	$92,096	$233,322	$259,137
(2) Includes the following amortization of intangible assets:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2019	2020	2019	2020
	(in thousands)
Product cost of sales	$3,694	$3,694	$10,554	$11,082
Sales and marketing	661	651	1,877	1,953
Total amortization of intangible assets	$4,355	$4,345	$12,431	$13,035

NUTANIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended April 30,
	2019	2020
	(in thousands)
Cash flows from operating activities:
Net loss	$(426,841)	$(687,535)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	55,740	69,715
Stock-based compensation	233,322	259,137
Amortization of debt discount and debt issuance costs	21,802	23,290
Operating lease cost, net of accretion	—	22,340
Change in fair value of contingent consideration	(832)	—
Impairment of lease-related assets	—	3,002
Other	(1,837)	(33)
Changes in operating assets and liabilities:
Accounts receivable, net	16,734	9,027
Deferred commissions	(24,819)	(47,063)
Prepaid expenses and other assets	(5,095)	12,371
Accounts payable	18,461	(5,675)
Accrued compensation and benefits	(10,366)	(11,456)
Accrued expenses and other liabilities	(31,180)	(1,333)
Operating leases, net	—	(21,076)
Deferred revenue	206,735	211,774
Net cash provided by (used in) operating activities	51,824	(163,515)
Cash flows from investing activities:
Maturities of investments	460,563	498,611
Purchases of investments	(324,581)	(524,568)
Sales of investments	—	70,878
Purchases of property and equipment	(94,815)	(72,073)
Payments for acquisitions, net of cash and restricted cash acquired	(19,017)	—
Net cash provided by (used in) investing activities	22,150	(27,152)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans, net of repurchases	67,277	56,515
Payment of contingent consideration associated with an acquisition	(1,040)	—
Payment of debt in conjunction with an acquisition	(991)	—
Payment of issuance costs related to convertible senior notes	(75)	—
Net cash provided by financing activities	65,171	56,515
Net increase (decrease) in cash, cash equivalents and restricted cash	$139,145	$(134,152)
Cash, cash equivalents and restricted cash—beginning of period	307,098	399,520
Cash, cash equivalents and restricted cash—end of period	$446,243	$265,368
Restricted cash (1)	1,124	3,037
Cash and cash equivalents—end of period	$445,119	$262,331
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$26,731	$14,658
Supplemental disclosures of non-cash investing and financing information:
Issuance of common stock for acquisitions	$103,305	$—
Purchases of property and equipment included in accounts payable and accrued liabilities	$11,671	$7,934
Vesting of early exercised stock options	$157	$—
____________________________
(1)	Included within other assets—non-current in the condensed consolidated balance sheets.

Reconciliation of Revenue to Billings
(Unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2019	2020	2019	2020
	(in thousands)
Total revenue	$287,624	$318,273	$936,267	$979,808
Change in deferred revenue, net of acquisitions	58,403	65,234	206,735	211,774
Total billings	$346,027	$383,507	$1,143,002	$1,191,582
Disaggregation of Revenue and Billings
(Unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2019	2020	2019	2020
	(in thousands)
Disaggregation of Revenue:
Subscription	$168,447	$260,963	$452,779	$745,403
Non-portable software	88,719	41,917	366,910	178,619
Hardware	21,853	3,786	92,319	22,052
Professional services	8,605	11,607	24,259	33,734
Total revenue	$287,624	$318,273	$936,267	$979,808

Disaggregation of Billings:
Subscription	$224,312	$321,100	$652,692	$935,780
Non-portable software	88,719	41,917	366,910	178,619
Hardware	21,853	3,786	92,319	22,052
Professional services	11,143	16,704	31,081	55,131
Total billings	$346,027	$383,507	$1,143,002	$1,191,582

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings
(Unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2019	2020	2019	2020
	(in thousands)
Subscription revenue	$168,447	$260,963	$452,779	$745,403
Change in subscription deferred revenue, net of acquisitions	55,865	60,137	199,913	190,377
Subscription billings	$224,312	$321,100	$652,692	$935,780

Professional services revenue	$8,605	$11,607	$24,259	$33,734
Change in professional services deferred revenue	2,538	5,097	6,822	21,397
Professional services billings	$11,143	$16,704	$31,081	$55,131

Reconciliation of Software and Support Revenue (TCV Revenue) to Software and Support Billings (TCV Billings)
(Unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2019	2020	2019	2020
	(in thousands)
Software revenue	$162,941	$176,970	$553,753	$564,695
Hardware revenue	21,853	3,786	92,319	22,052
Product revenue	184,794	180,756	646,072	586,747
Support, entitlements and other services revenue	102,830	137,517	290,195	393,061
Total revenue	$287,624	$318,273	$936,267	$979,808

Software and support revenue (TCV revenue) (1)	$265,771	$314,487	$843,948	$957,756
Change in software and support deferred revenue (TCV deferred revenue), net of acquisitions	58,403	65,234	206,735	211,774
Software and support billings (TCV billings) (1)	$324,174	$379,721	$1,050,683	$1,169,530
____________________________
(1)	Software and support revenue and billings (TCV revenue and billings) include software and support, entitlements and other services revenue and billings.
Reconciliation of GAAP to Non-GAAP Profit Measures
(Unaudited)
	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended April 30, 2020	(1)	(2)	(3)	(4)	(5)	Three Months Ended April 30, 2020
	(in thousands, except percentages and per share data)
Gross profit	$245,979	$7,326	$3,694	$—	$—	$—	$256,999
Gross margin	77.3%	2.3%	1.1%	—	—	—	80.7%
Operating expenses:
Sales and marketing	299,162	(33,177)	(651)	—	—	—	265,334
Research and development	141,346	(39,462)	—	—	—	—	101,884
General and administrative	35,644	(12,131)	—	(472)	—	—	23,041
Total operating expenses	476,152	(84,770)	(651)	(472)	—	—	390,259
Loss from operations	(230,173)	92,096	4,345	472	—	—	(133,260)
Net loss	$(240,671)	$92,096	$4,345	$472	$7,892	$622	$(135,244)
Weighted shares outstanding, basic and diluted	196,366						196,366
Net loss per share, basic and diluted	$(1.23)	$0.48	$0.02	$—	$0.04	$—	$(0.69)
____________________________
(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and issuance costs
(5)	Income tax effect primarily related to stock-based compensation expense

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Nine Months Ended April 30, 2020	(1)	(2)	(3)	(4)	(5)	(6)	Nine Months Ended April 30, 2020
	(in thousands, except percentages and per share data)
Gross profit	$760,090	$19,787	$11,082	$537	$—	$—	$—	$791,496
Gross margin	77.6%	2.0%	1.1%	0.1%	—	—	—	80.8%
Operating expenses:
Sales and marketing	895,936	(92,137)	(1,953)	—	—	—	—	801,846
Research and development	418,640	(113,484)	—	(2,465)	—	—	—	302,691
General and administrative	103,083	(33,729)	—	—	(979)	—	—	68,375
Total operating expenses	1,417,659	(239,350)	(1,953)	(2,465)	(979)	—	—	1,172,912
Loss from operations	(657,569)	259,137	13,035	3,002	979	—	—	(381,416)
Net loss	$(687,535)	$259,137	$13,035	$3,002	$979	$23,290	$1,240	$(386,852)
Weighted shares outstanding, basic and diluted	192,896							192,896
Net loss per share, basic and diluted	$(3.56)	$1.33	$0.06	$0.02	$0.01	$0.12	$0.01	$(2.01)
____________________________
(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Impairment of lease-related assets
(4)	Other
(5)	Amortization of debt discount and issuance costs
(6)	Income tax effect primarily related to stock-based compensation expense
	GAAP	Non-GAAP Adjustments					Non-GAAP
	Three Months Ended April 30, 2019	(1)	(2)	(3)	(4)	(5)	Three Months Ended April 30, 2019
	(in thousands, except percentages and per share data)
Gross profit	$212,547	$5,495	$3,694	$—	$—	$—	$221,736
Gross margin	73.9%	1.9%	1.3%	—	—	—	77.1%
Operating expenses:
Sales and marketing	245,703	(35,257)	(661)	—	—	—	209,785
Research and development	137,982	(42,265)	—	—	—	—	95,717
General and administrative	33,040	(11,815)	—	(211)	—	—	21,014
Total operating expenses	416,725	(89,337)	(661)	(211)	—	—	326,516
Loss from operations	(204,178)	94,832	4,355	211	—	—	(104,780)
Net loss	$(209,813)	$94,832	$4,355	$211	$7,387	$66	$(102,962)
Weighted shares outstanding, basic and diluted	182,963						182,963
Net loss per share, basic and diluted	$(1.15)	$0.52	$0.03	$—	$0.04	$—	$(0.56)
____________________________
(1)	Stock-based compensation
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and debt issuance costs
(5)	Partial release of valuation allowance in connection with an acquisition

	GAAP	Non-GAAP Adjustments					Non-GAAP
	Nine Months Ended April 30, 2019	(1)	(2)	(3)	(4)	(5)	Nine Months Ended April 30, 2019
	(in thousands, except share and per share data)
Gross profit	$701,102	$13,595	$10,554	$163	$—	$—	$725,414
Gross margin	74.9%	1.5%	1.1%	—	—	—	77.5%
Operating expenses:
Sales and marketing	655,907	(81,325)	(1,877)				572,705
Research and development	371,550	(107,953)	—				263,597
General and administrative	89,167	(30,449)	—	63			58,781
Total operating expenses	1,116,624	(219,727)	(1,877)	63	—	—	895,083
Loss from operations	(415,522)	233,322	12,431	100	—	—	(169,669)
Net loss	$(426,841)	$233,322	$12,431	$100	$21,802	$(7,838)	$(167,024)
Weighted shares outstanding, basic and diluted	179,235						179,235
Net loss per share, basic and diluted	$(2.38)	$1.30	$0.07	$—	$0.12	$(0.04)	$(0.93)
____________________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Other
(4)	Amortization of debt discount and issuance costs
(5)	Partial release of valuation allowance from acquisition and tax effect of a change in law
Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow
(Unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2019	2020	2019	2020
	(in thousands)
Net cash (used in) provided by operating activities	$(36,490)	$(84,861)	$51,824	$(163,515)
Purchases of property and equipment	(22,432)	(32,622)	(94,815)	(72,073)
Free cash flow	$(58,922)	$(117,483)	$(42,991)	$(235,588)

Contacts

Investor Contact:
Tonya Chin
408-560-2675
tonya@nutanix.com

Media Contact:
Jennifer Massaro
408-309-6886
jennifer.massaro@nutanix.com